EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Sterling Bank of our report dated January 27, 2006 relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Blue Bell, Pennsylvania April 28, 2006	/s/ McGladrey & Pullen, LLP McGladrey & Pullen, LLP

McGladrey & Pullen, LLP is a member firm of RSM International -
an affiliation of separate and independent legal entities.